Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Franco-Nevada Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$2,000,000,000 (2)	0.00014760	$295,200 (3)
Fees Previously Paid	–	–	–	–	–	–		–
	Total Offering Amounts					$2,000,000,000		$295,200
	Total Fees Previously Paid							–
	Total Fee Offsets							$185,400
	Net Fee Due							$109,800

(1)  There are being registered under this Registration Statement such indeterminate number of Common Shares, Preferred Shares, Debt Securities, Warrants, or Subscription Receipts of the Registrant as shall have an aggregate initial offering price not to exceed US$2,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this registration statement exceed US$2,000,000,000.

(3)  Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional securities that may be offered or issued by the Registrant in connection with any stock split, stock dividend or any similar transaction.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Franco-Nevada Corporation	F-10	333-264971	May 13, 2022		$185,400	(1)	(1)	Unallocated (Universal) Shelf	$2,000,000,000
Fee Offset Sources	Franco-Nevada Corporation	F-10	333-264971		May 13, 2022						$162,008.36 (1)
Fee Offset Sources	Franco-Nevada Corporation	F-10	333-237671		April 14, 2020						$23,391.64 (1)

(1)  The Registrant previously filed a registration statement on Form F-10 (File No. 333-264971), initially filed on May 13, 2022 and declared effective on May 19, 2022 (the “May 2022 Registration Statement”), which registered an indeterminate number of Common Shares, Preferred Shares, Debt Securities, Warrants, or Subscription Receipts of the Registrant as shall have an aggregate initial offering price not to exceed US$2,000,000,000. The May 2022 Registration Statement was not used, resulting in US$2,000,000,000 as the unsold aggregate offering amount. Accordingly, 100% of the US$185,400 of the registration fees on the May 2022 Registration Statement is being carried over to this Registration Statement, and results in a fee offset of US$185,400. This amount includes $23,391.64 of fee offsets from the Registrant’s registration statement on Form F-10 (File No. 333-237671), initially filed on April 14, 2020, amended on April 28, 2020 and declared effective on April 30, 2020 (the “April 2020 Registration Statement”, and together with the May 2022 Registration Statement, the “Prior Registration Statements”), as described in the SEC filing fee exhibit to the May 2022 Registration Statement. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statements.